EXHIBIT 10.39

FIRST AMENDMENT, dated as of March 22, 2016 (this "Amendment"), to the Amended and Restated Credit Agreement dated as of February 11, 2015 (the "Credit Agreement"), among Ralph Lauren Corporation (the "Parent Borrower"), Acqui Polo C.V., RL Finance B.V. (formerly known as Polo Fin B.V.) and Ralph Lauren Asia Pacific Limited (together with the Parent Borrower, the "Borrowers"), the lenders from time to time parties thereto (collectively, the "Lenders"), JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto.
W I T N E S S E T H :
WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement;
WHEREAS, the Borrowers have requested that the Credit Agreement be amended as set forth herein; and
WHEREAS, the Lenders are willing to agree to such amendment on the terms set forth herein;
NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein (and in the recitals hereto) as defined terms are so used as so defined.

2.Amendments to the Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
"EEA Financial Institution" means (a) any financial institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which

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is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(b) The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended by deleting the stricken text and adding the double-underlined text below as follows:
"Adjusted Debt" means, for any date, all Indebtedness of the Parent Borrower and its Subsidiaries (computed on a consolidated basis) outstanding on such date plus ~~800~~ 400% of Consolidated Lease Expense for the period of four consecutive Fiscal Quarters ended on such date.
"Consolidated EBITDAR" means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary or non-recurring non-cash expenses or losses (including any noncash impairment of assets, and, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business and including non-cash charges arising from the application of Statement of Financial Accounting Standards No. 142 (or the corresponding Accounting Standards Codification Topic, as applicable) ~~and~~ , (f) Consolidated Lease Expense, (g) charges incurred during such period in connection with restructuring or reorganization changes, including without limitation post-closing restructuring, reorganization and/or integration charges or costs, and (h) non-recurring fees and expenses relating to consummated Permitted Acquisitions or other acquisitions of property or a series of related acquisitions of property, provided that for purposes of clause (g) and this clause (h) the aggregate amount of such charges, fees and expenses shall not exceed in any rolling four quarter period an amount equal to 15% of Consolidated EBITDAR for such period and minus, (x) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the

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statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) income tax credits (to the extent not netted from income tax expense) and (y) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.
For the purposes of calculating Consolidated EBITDAR for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Parent Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDAR for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDAR (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDAR (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Parent Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDAR for such Reference Period shall be calculated after giving pro forma effect thereto (taking into account (A) such cost savings as may be determined by the Parent Borrower in a manner consistent with the evaluation performed by the Parent Borrower in deciding to make such Material Acquisition, as presented to the Parent Borrower's Board of Directors, provided that the Parent Borrower may take into account such cost savings only if it in good faith determines on the date of calculation that it is reasonable to expect that such cost savings will be implemented within 120 days following the date of such Material Acquisition (or in the case of any calculation made subsequent to such 120th day, that such cost savings have, in fact, been implemented) and (B) all transactions that are directly related to such Material Acquisition and are entered into in connection and substantially contemporaneously therewith) as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all of a business or operating unit of a business, (ii) all or substantially all of the common stock or other Equity Interests of a Person or (iii) in any case where clauses (i) and (ii) above are inapplicable, the rights of any licensee (including by means of the termination of such licensee's rights under such license) under a trademark license to such licensee from the Parent Borrower or any of its Affiliates (the "Acquired Rights"), and (b) involves the payment of consideration by the Parent Borrower and its Subsidiaries in excess of $50,000,000; "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Parent Borrower or any of its Subsidiaries in excess of $50,000,000. In making any calculation pursuant to this paragraph with respect to a Material Acquisition of a Person, business or rights for which quarterly financial statements are not available, the Parent Borrower shall base such calculation on the financial statements of such Person, business or rights for the then most recently completed period of twelve consecutive calendar months for which such financial statements are available and shall deem the contribution of such Person, business or rights to Consolidated EBITDAR for the period from the beginning of the applicable Reference Period to the date of such Material Acquisition to be equal to the product of (x) the number of days in such period divided by 365 multiplied by (y) the amount of Consolidated EBITDAR of such Person, business or rights for the twelve-month period referred to above (calculated on the basis set forth in this definition). In making any calculation pursuant

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to this paragraph in connection with an acquisition of Acquired Rights to be followed by the granting of a new license of such Acquired Rights (or any rights derivative therefrom), effect may be given to such grant of such new license (as if it had occurred on the date of such acquisition) if, and only if, the Parent Borrower in good faith determines on the date of such calculation that it is reasonable to expect that such grant will be completed within 120 days following the date of such acquisition (or in the case of any calculation made subsequent to such 120th day, that such grant has, in fact, been completed).
"Defaulting Lender" means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund all or any portion of its Loans, (ii) fund all or any portion of its participation in a Letter of Credit or (iii) pay over to any other Credit Party any other amount required to be paid by it hereunder that is not subject to a good faith dispute, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Parent Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with all or any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party's receipt of such certification in form and substance satisfactory to it and the Administrative Agent, ~~or~~ (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.
(c)Section 2.19 of the Credit Agreement is hereby amended by adding the phrase "or a Bail-In Action" immediately following the phrase "a Bankruptcy Event" in clause (i) of the penultimate paragraph of such Section.

(d)The following shall be added as a new Section 3.13 to the Credit Agreement:

SECTION 3.13. EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
(e)The following shall be added as a new Section 10.18 to the Credit Agreement:

SECTION 10.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent

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such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
3.Effectiveness of Amendment. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, the Administrative Agent and the Required Lenders; and
(b)the Administrative Agent shall have received all fees and all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be paid by the Parent Borrower to the Administrative Agent under Section 10.03 of the Credit Agreement.

4.Representations and Warranties.

(a) The representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the date hereof (other than such representations as are made as of a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date (or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date).

(b)Both before and after giving effect to this Amendment, no Default shall have occurred and be continuing.

5.Continuing Effect; No Other Amendments. From and after the effectiveness of this Amendment, each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar

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reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement as amended hereby. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

6.Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile or electronic transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

7.Headings. Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

8.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
RALPH LAUREN CORPORATION

By: /s/ Robert Westreich
Name: Robert Westreich
Title: Assistant Secretary

ACQUI POLO C.V.
By: Acqui Polo GP, LLC, its General Partner

By: /s/ Robert Westreich
Name: Robert Westreich
Title: Corporate Senior Vice President, Treasurer and
Secretary

By: PRL Netherlands Limited, LLC,
its Limited Partner

By: /s/ Robert Westreich
Name: Robert Westreich
Title: Corporate Senior Vice President, Treasurer and
Secretary

RL FINANCE B.V.

By: /s/ Robert Westreich
Name: Robert Westreich
Title: Director

RALPH LAUREN ASIA PACIFIC LIMITED

By: /s/ Robert Westreich
Name: Robert Westreich
Title: Director

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JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By: /s/ Devin Roccisano
Name: Devin Roccisano
Title: Vice President

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WELLS FARGO BANK, N.A.,
as a Lender

By: /s/ Joseph Gricco
Name: Joseph Gricco
Title: Vice President

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Barclays Bank PLC,
as a Lender

By: /s/ John Davey
Name: John Davey
Title: Director
Executed in New York

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The Northern Trust Company,
as a Lender

By: /s/ Andrew Holtz
Name: Andrew Holtz
Title: Senior Vice President

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BANK OF AMERICA, N.A.,
as a Lender

By: /s/ John Falke
Name: John Falke
Title: Senior Vice President

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HSBC Bank USA, N.A.,
as a Lender

By: /s/ Brian Gingue
Name: Brian Gingue
Title: Senior Vice President

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Sumitomo Mitsui Banking Corporation,
as a Lender

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

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GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Jerry Li
Name: Jerry Li
Title: Authorized Signatory

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DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

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